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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33056, 333-52346, and 333-98219) of Edwards Lifesciences Corporation of our report dated June 23, 2009 relating to the financial statements of the Edwards Lifesciences Technology SARL Savings and Investment Plan as of December 31, 2008 and 2007 and for the years then ended, which appears in this Form 11-K.

/s/ HEIN & ASSOCIATES LLP Irvine, California

June 23, 2009

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM